EXHIBIT 99.1

American River Bankshares Announces its Quarterly Cash Dividend

SACRAMENTO, Calif., July 15, 2021 (GLOBE NEWSWIRE) -- American River Bankshares (NASDAQ-GS: AMRB) announced its quarterly cash dividend of 7 cents per share ($0.07) payable on August 5, 2021 to shareholders of record on July 28, 2021.

The cash dividend is equal to the 7 cents announced on April 22, 2021 and represents the nineteenth cash dividend since the quarterly cash dividend program was reinstated in January of 2017.

About American River Bankshares
American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank, a regional bank serving Northern California since 1983. We provide financial expertise and exceptional service to complement a full suite of banking products and services to meet the needs of the communities we serve. For more information, call (800) 544-0545 or visit our website at AmericanRiverBank.com.

Forward-Looking Statements

Certain matters discussed in this release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may contain words related to future projections including, but not limited to, words such as “believe,” “expect,” “anticipate,” “intend,” “may,” “will,” “should,” “could,” “would,” and variations of those words and similar words that are subject to risks, uncertainties and other factors that could cause actual results to differ significantly from those projected. Factors that could cause or contribute to such differences include, but are not limited to, the following: the adverse effects of the COVID-19 pandemic on the economy, our business, borrowers, customers and employees and the impact of local, state and federal governments in response to the pandemic, including various government stimulus packages; current and future legislation and regulation promulgated by the United States Congress and actions taken by governmental agencies that may impact the U.S. financial system; the risks presented by economic volatility and recession, which could adversely affect credit quality, collateral values, including real estate collateral, investment values, liquidity and loan originations and loan portfolio delinquency rates; variances in the actual versus projected growth in assets and return on assets; potential loan losses; potential expenses associated with resolving nonperforming assets; changes in the interest rate environment including interest rates charged on loans, earned on securities investments and paid on deposits and other borrowed funds; competitive effects; the effects of strategic transactions we are a party to; inadequate internal controls over financial reporting or disclosure controls and procedures; changes in accounting policies and practices and the effects of adopting ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments (“CECL”); potential declines in fee and other noninterest income earned associated with economic factors; general economic conditions nationally, regionally, and within our operating markets could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our ability to continue internal growth at historical rates and maintain the quality of our earning assets; changes in the regulatory environment including increased capital and regulatory compliance requirements and government intervention in the U.S. financial system; changes in business conditions and inflation; changes in securities markets, public debt markets, and other capital markets; potential data processing, cybersecurity and other operational systems failures, breach or fraud; potential decline in real estate values in our operating markets; the effects of uncontrollable events such as terrorism, the threat of terrorism or the impact of military conflicts in connection with the conduct of the war on terrorism by the United States and its allies, natural disasters (including earthquakes and wildfires), pandemic disease and viruses, and disruption of power supplies and communications; changes in accounting standards, tax laws or regulations and interpretations of such standards, laws or regulations; projected business increases following any future strategic expansion could be lower than expected; the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings; our ability to comply with any regulatory orders or requirements we may become subject to; the effects and costs of litigation, regulatory, and other legal developments; the reputation of the financial services industry could experience deterioration, which could adversely affect our ability to access markets for funding and to acquire and retain customers; the possibility that the announced merger with Bank of Marin Bancorp (“Marin Bancorp”) does not close when expected or at all because required regulatory, shareholder or other approvals, financial tests or other conditions to closing are not received or satisfied on a timely basis or at all; the businesses of the Company and Marin Bancorp may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; changes in the Company’s or Marin Bancorp’s stock price before the effective time of the merger, including as a result of financial performance, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, or that expected revenue synergies and cost savings from the announced merger with Marin Bancorp may not be fully realized or realized within the expected time frame, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the effect of pandemic disease (including Covid-19) and the degree of competition in the geographic and business areas in which the Company and Marin Bancorp operate; the ability to promptly and effectively integrate the businesses of the Company and Marin Bancorp; the reaction to the merger transaction of the companies’ clients, employees and counterparties; diversion of time of directors, management and other employees on merger-related issues; and the efficiencies we may expect to receive from any investments in personnel and infrastructure may not be realized. In addition, the factors set forth under “Item 1A - Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other cautionary statements and information set forth in the Company’s other periodic filings with the SEC should also be carefully considered and understood as being applicable to all related forward-looking statements contained in this release.

Investor Contact:
Mitchell A. Derenzo
Executive Vice President, Chief Financial Officer
American River Bankshares
916-231-6723

Media Contact:
Jennifer J. Held
Vice President, Marketing Director
American River Bankshares
916-231-6717